Exhibit 10.51
Summary of 2008 Named Executive Performance Targets under Variable Pay Program
The variable pay program is an annual cash incentive program and provides all of our employees, including named executive officers, the opportunity to earn cash incentive bonuses based on the achievement of specific company or function performance goals.
Our board of directors approved overall corporate performance targets for 2008 that are designed to motivate the achievement of the objectives set out in our business plan. Unlike 2007, the 2008 performance targets for our named executives do not include individual performance objectives. Therefore, named executives’ variable pay in 2008 will depend entirely on corporate performance. Each performance metric has a weight within the plan, and the sum of the weights is 100%.
     There are three performance levels established for the goals: Threshold, Target, and Stretch, defined below:

Threshold	•	the minimum level of performance necessary to receive a payout
	•	there is no payout for performance below Threshold
	•	we believe there is an 80% probability of attaining at least Threshold performance measures

Target	•	the expected level of performance
	•	we believe there is a good probability of attaining target performance measures

Stretch	•	performance beyond Target
	•	we believe there is a 20% probability of attaining Stretch performance measures
For 2008, all of our executive officers, except our Chief Executive Officer, have variable pay program payout ranges as a percentage of base salary of 20% at Threshold, 40% at Target and 70% at Stretch. The 2008 variable pay program payout range for our Chief Executive Officer is being reviewed by our Human Resources and Compensation Committee and has not yet been determined.
Each component of the 2008 Plan allows for under performance (Threshold), on target performance (Target) and over performance (Stretch). The minimum payment is 0% for performance below threshold.
Corporate Performance Targets.   Our 2008 corporate performance targets and weightings for named executive officers are:
•	40% Earnings Target
•	25% New Product Development Target
•	15% Business Development Target
•	10% Intellectual Property Target
•	10% Investor Relations Target
Our board of directors can exercise discretion to pay compensation even if performance does not meet our performance goals.